UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 21, 2013

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013
(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CARBO Ceramics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2013. Voting results for each proposal considered at the Annual Meeting are set forth below. The proposals are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 4, 2013.

Proposal 1:	Election of seven directors.

The seven individuals listed below were elected as directors of the Company at the Annual Meeting. Voting results for each director were as follows:

Names	For	Withheld	Broker Non-Votes
Sigmund L. Cornelius	18,938,669	786,289	1,661,187
James B. Jennings	19,270,297	454,661	1,661,187
Gary A. Kolstad	19,525,556	199,402	1,661,187
H.E. Lentz, Jr.	18,931,150	793,808	1,661,187
Randy L. Limbacher	19,271,547	453,411	1,661,187
William C. Morris	19,210,845	514,113	1,661,187
Robert S. Rubin	19,186,711	538,247	1,661,187

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Voting results with respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 were as follows:

For	Against	Abstentions	Broker Non-Votes
21,103,030	266,833	16,282	0

Proposal 3:	Advisory vote on the compensation of the named executive officers.

Voting results with respect to the advisory vote on the compensation of the named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
19,293,898	396,598	34,462	1,661,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: May 23, 2013	By:	/s/ Ernesto Bautista III
Ernesto Bautista III Vice President and Chief Financial Officer

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